CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 4.14

AMENDMENT TO

BUSINESS ASSISTANCE AGREEMENT

This Amendment to Business Assistance Agreement (this “Amendment”) is dated as of March 26, 2021 (the “Amendment Effective Date”), and is by and between Toppan Printing Co., Ltd., a Japanese corporation with its principal place of business at 3-19-26 Shibaura Minato-ku, Tokyo 108-8539, Japan (“Toppan”), and VTS-Touchsensor Co., Ltd., a Japanese corporation with its principal place of business at 1101-20, Myohoji-cho, Higashi-ohmi, Shiga 527-0046 Japan (“VTS”). Defined terms used herein not otherwise defined shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Toppan and VTS (collectively referred to as the “Parties”) entered into BUSINESS ASSISTANCE AGREEMENT dated March 29, 2018, its first Amendment dated April 1, 2019 and its second Amendment dated April 1, 2020 (collectively referred to as the “Agreement”).

WHEREAS, the Parties wish to amend the terms and conditions of the Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.Section 1 (a) of the Agreement shall be deleted in its entirety and is replaced with the following:

“(a)    The term of this Agreement (the “Term”) shall begin on the Effective Date, and shall continue until March 31, 2022 unless terminated earlier (i) in writing by the Company on the 30th day after the Company delivers a notice of termination to Toppan in writing or (ii) pursuant to Section 1(b), Section 1(c), or Section 1(d). ”

2.The Parties hereto hereby delete SCHEDULE 1 Consignment Work List in its entirety and replace SCHEDULE 1 Consignment Work List to read as the SCHEDULE 1 Consignment Work List attached hereto.

3.This Amendment shall take effect on March 26, 2021.

4.Except and to the extent modified herein, all terms and conditions of the Agreement shall remain in full force and effect. This Agreement may be delivered by facsimile or electronic (pdf) transmission, and facsimile or electronic (pdf) copies of executed documents shall be binding as originals.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the Amendment Effective Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Toppan		VTS

Toppan Printing Co., Ltd.		VTS-Touchsensor Co., Ltd.

By:	/s/ Kazunori Katsumura	By:	/s/ Mario Bernardo N. Santos
Name: Kazunori Katsumura		Name: Mario Bernardo N. Santos

Title:	Senior General Manager	Title:	Managing Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 1

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